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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                     -------

                                    FORM 8-K
                                     -------

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported):            JUNE 2, 1999
                                                        ------------------------

                                  ENDOGEN, INC.
               (Exact Name of Registrant as Specified in Charter)


        MASSACHUSETTS                  0-21354                   04-2789249
        -------------                  -------                   ----------
(State or Other Jurisdiction of     (Commission File        (I.R.S. Employer
  Incorporation or Organization)        Number)             Identification No.)


30 COMMERCE WAY, WOBURN, MASSACHUSETTS                           01801-1059
--------------------------------------                           ----------
(Address of Principal Executive Offices)                          (Zip Code)



Registrant's telephone number including area code:  (781) 937-0890
                                                  ----------------


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ITEM 5.  OTHER EVENTS.

         On June 2, 1999, EWOK Acquisition Corp. ("EWOK"), a wholly-owned subsidiary of PerBio Science AB, announced that it had commenced its previously announced tender offer for the purchase of all of the issued and outstanding shares of Common Stock of the Registrant at a price of $3.75 per share, net to the seller in cash (the "Offer").

         The Offer is conditioned upon, among other things, there being validly tendered by the expiration date, and not withdrawn, shares representing two-thirds of all outstanding shares on a fully diluted basis of the Registrant's Common Stock. The Offer and withdrawal rights of stockholders wishing to participate in the Offer will expire at 12:00 midnight, New York City time, on Tuesday, June 29 1999, unless EWOK elects (subject to the terms of the merger agreement with the Registrant) to extend the Offer.

         The Board of Directors of the Registrant has determined that the Offer is fair to, and in the best interests of, the stockholders of the Registrant and recommends that the stockholders accept the Offer and tender all of their shares.

         The merger agreement also provides that the Offer will be followed by a merger of EWOK with and into the Registrant, in which all remaining outstanding shares of the Registrant's Common Stock would be converted into the right to receive $3.75 per share, net to the seller in cash.



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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                 ENDOGEN, INC.



                                 By: /s/ Owen A. Dempsey
                                    --------------------
                                 Name: Owen A. Dempsey
                                 Title: President and Chief Executive Officer



Date: June 2, 1999